Exhibit 10.22

FIRST AMENDMENT TO EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

This First Amendment to Executive Officer Employment Agreement (this “1st Amendment”) is made and entered into effective as of August 1, 2011 (“Effective Date”) by and between Medical Care Technologies Inc., a Nevada corporation (the “Company”) and the Company’s Chief Operations Officer, Luis KUO (the “COO” or “KUO”).

RECITALS

A.  The Company and COO previously entered into the Original Executive Officer Employment Agreement dated February 1, 2011 and desire to amend and restate the Original Executive Employment Agreement Section 3(d), effective as of the Effective Date.

B.  The Company may from time to time need to address the possibility of a merger, acquisition or joint venture transaction or change of control event.  The Board of Directors of the Company (the “Board”) recognizes that such events can be a distraction to the COO and can cause the COO to consider alternative employment opportunities.  The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the COO, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company, although no such Change of Control is now contemplated.

C.  The Board believes that it is in the best interests of the Company and its stockholders to provide the COO with an incentive to continue the COO’s employment and to motivate the COO to maximize the value of the Company for the benefit of its stockholders.

D.  The Board believes that it is imperative to provide the COO with additional compensation, which compensation is intended to provide the COO with some financial security and provide sufficient incentive and encouragement to the COO to remain with the Company.

E.  To accomplish the foregoing objectives, the Board has directed the Company, upon execution of this 1st Amendment by the COO, to agree to the terms provided herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the Company and the COO hereby agree as follows:

I. Amendments.

(i) Section 3(d) of the Original Executive Officer Employment Agreement dated February 1, 2011 be amended;

(ii) A new Section 3 (d) (i) is added to Section 3 (d) of the Agreement (Compensation and Benefits during Employment) as follows:

“COO shall be entitled to receive an additional 8,000,000 restricted shares of the Company’s common stock effective as of the Effective Date through and including January 31, 2012.”

II. Except as otherwise set forth in this 1st Amendment, all of the provisions of the Original Executive Officer Employment Agreement shall remain in full force and effect without modification.

IN WITNESS WHEREOF, the parties have caused this 1st Amendment to be executed and delivered as of the date first above written.

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SIGNATURE PAGE TO 1ST AMENDMENT TO EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

MEDICAL CARE TECHNOLOGIES INC. a Nevada corporation
/s/ Ning C. Wu
Name: Ning C. WU
Title: President & Chief Executive Officer

EXECUTIVE OFFICER
/s/ Luis Kuo
Name: Luis KUO Title: Chief Operations Officer

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